Exhibit 10.3

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT TERMS

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT TERMS (this “First Amendment”), is entered into as of June 29, 2012, by and between MPG Office Trust, Inc., a Maryland corporation, MPG Office, L.P., a Maryland limited partnership (collectively, the “Company”), and Christopher M. Norton (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Letter (as defined below).

WHEREAS, the Company and the Executive have entered into that certain Amended and Restated Employment Terms, effective as of February 14, 2012 (the “Employment Letter”);

WHEREAS, pursuant to Section 14 of the Employment Letter, the Employment Letter may be modified by a written agreement executed by the Company and the Executive; and

WHEREAS, the Company and the Executive mutually desire to amend the Employment Letter as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby amend the Employment Letter as follows, effective as of the date first above written:

1.    Section 8(a)(i) of the Employment Letter is hereby amended and restated in its entirety as follows:

“(i)    The Company will pay you a lump-sum cash payment within 60 days after the date of your Separation from Service (such date, the “Date of Termination”) (with the exact payment date to be determined by the Company in its discretion) in the aggregate amount of (A) any Annual Bonus that, had you remained employed, would otherwise have been paid to you pursuant to Section 4 above for any fiscal year of the Company that ends on or before the Date of Termination to the extent not previously paid, (B) the sum of (I) your annual Base Salary in effect on the Date of Termination and (II) an amount equal to the Annual Bonus earned by you for the most recently completed fiscal year of the Company preceding the Date of Termination (the “Prior Year Bonus”), and (C) a pro rata portion of the Annual Bonus for the partial fiscal year in which the Date of Termination occurs in an amount equal to (x) the Prior Year Bonus times a fraction, the numerator of which shall be the number of days elapsed through the Date of Termination in the fiscal year in which the Date of Termination occurs and the denominator of which shall be 365, minus (y) any semi-annual or quarterly cash bonus payments for the fiscal year in which the Date of Termination occurs that have been paid to you prior to the Date of Termination; and”

2.    This First Amendment shall be and is hereby incorporated in and forms a part of the Employment Letter.

3.    All other terms and provisions of the Employment Letter shall remain unchanged except as specifically modified herein.

[Signature Page Follows]

IN WITNESS WHEREOF, this First Amendment has been executed and delivered by the parties hereto.

MPG OFFICE TRUST, INC.,
a Maryland corporation

By:	/s/ JONATHAN L. ABRAMS
	Name: Title:	Jonathan L. Abrams Executive Vice President, General Counsel and Secretary

MPG OFFICE, L.P.,
a Maryland limited partnership

By: Its:	MPG Office Trust, Inc. General Partner

By:	/s/ JONATHAN L. ABRAMS
	Name: Title:	Jonathan L. Abrams Executive Vice President, General Counsel and Secretary

Accepted and Agreed,
this 29th day of June 2012.
By: /s/ CHRISTOPHER M. NORTON
Christopher M. Norton

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